Exhibit 10.9
                            HEARTLAND COMMUNITY BANK
                              HCB BANCSHARES, INC.
                               ------------------


                              Amended and Restated
                                Change-in-Control
                            Protective Agreement with
                                -----------------
                                -----------------



     THIS AGREEMENT entered into this 1st day of October, 2003, by and between HEARTLAND Community Bank (the "Bank"), HCB Bancshares, Inc. (the "Company"), and Paula J. Bergstrom (the "Employee"), effective on the date of the execution of this agreement (the "Effective Date").


     WHEREAS, the Employee has heretofore been employed by the Bank as an officer, and the Company and the Bank deem it to be in their best interest to enter into this Agreement as additional incentive to the Employee to continue as an officer of the Bank; and


     WHEREAS,   the  parties   desire  by  this   writing  to  set  forth  their
understanding as to their respective rights and obligations in the event a change of control occurs with respect to the Bank or the Company.


     NOW, THEREFORE, the undersigned parties AGREE as follows:


     1.   Defined Terms
          -------------

          When used anywhere in the Agreement, the following terms shall have the meaning set forth herein.


     (a) "Change in Control" shall mean any one of the following events: (i) the acquisition of ownership, holding or power to vote more than 50% of the Bank's or the Company's voting stock, (ii) the acquisition of the ability to control the election of a majority of the Bank's or the Company's directors, (iii) the acquisition of a controlling influence over the management or policies of the Bank or the Company by any person or by persons acting as a "group" (within the meaning of Section 13(d) of the Securities Exchange Act of 1934), or (iv) during any period of two consecutive years, individuals (the "Continuing Directors") who at the beginning of such period constitute the Board of Directors of the Bank or the Company (the "Existing Board") cease for any reason to constitute at least two-thirds thereof, provided that any individual whose election or nomination for election as a member of the Existing Board was approved by a vote of at least two-thirds of the Continuing Directors then in office shall be considered a Continuing Director. Notwithstanding the foregoing, in the case of
(i), (ii) and (iii) hereof, ownership or control of the Bank by the Company itself shall not constitute a Change in Control. For purposes of this paragraph only, the term "person" refers to an individual or a corporation, partnership, trust, association, joint venture, pool, syndicate, sole proprietorship, unincorporated organization or any other form of entity not specifically listed herein. The decision of the Bank's non-employee directors as to whether or not a Change in Control has occurred shall be conclusive and binding.


     (b) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and as interpreted through applicable rulings and regulations in effect from time to time.


     (c) "Code Sec. 280G Maximum" shall mean product of 2.99 and the Employee's "base amount" as defined in Code Sec. 280G(b)(3).


     (d) "Good Reason" shall mean any of the following events, which has not been consented to in advance by the Employee in writing: (i) the requirement that the Employee move her personal residence, or perform her principal executive functions, more than thirty (30) miles from her primary office as of the date of the Change in Control; (ii) a material reduction in the Employee's base compensation as in effect on the date of the Change in Control or as the same may be increased from time to time; (iii) the failure by the Bank or the Company to continue to provide the Employee with compensation and benefits provided for on the date of the Change in Control, as the same may be increased from time to time, or with benefits substantially similar to those provided to her under any of the employee benefit plans in which the Employee now or hereafter becomes a participant, or the taking of any action by the Bank or the Company which would directly or indirectly reduce any of such benefits or deprive the Employee of any material fringe benefit enjoyed by her at the time of the Change in Control; (iv) the assignment to the Employee of duties and responsibilities materially different from those normally associated with her position; (v) a material diminution or reduction in the Employee's responsibilities or authority (including reporting responsibilities) in connection with her employment with the Bank or the Company; or (vi) a material reduction in the secretarial or other administrative support of the Employee.


     (e) "Just Cause" shall mean, in the good faith determination of the Bank's Board of Directors, the Employee's personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease-and-desist order, or material breach of any provision of this Agreement. The Employee shall have no right to receive compensation or other benefits for any period after termination for Just Cause. No act, or failure to act, on the Employee's part shall be considered "willful" unless she has acted, or failed to act, with an absence of good faith and without a reasonable belief that her action or failure to act was in the best interest of the Bank and the Company.


     (f) "Protected Period" shall mean the period that begins on the date that is the earlier of (i) the date that the Bank or the Company enters into a binding, definitive written agreement for a Change in Control or (ii) the date that a Change in Control occurs, and ends on the first annual anniversary of the consummation of a Change in Control (the "Anniversary Date").


     (g) "Trust" shall mean a grantor trust designed in accordance with Revenue Procedure 92-64 and having a trustee independent of the Bank and the Company.


     2.   Trigger Events
          --------------

     The Employee shall be entitled to collect the severance benefits set forth in Section 3 of this Agreement in the event that (i) the Employee voluntarily terminates employment within 90 days of an event that both occurs during the Protected Period and constitutes Good Reason, or (ii) the Bank, the Company, or their successor(s) in interest terminate the Employee's employment for any reason other than Just Cause during the Protected Period.


     3.   Amount of Severance Benefit
          ---------------------------

     If the Employee becomes entitled to collect severance  benefits pursuant to
Section 2 hereof, the Company shall, if not paid by the Bank pursuant to the severance agreement between the Employee and the Bank, pay the Employee a severance benefit equal to the difference between the Code Sec. 280G Maximum and the sum of any other "parachute payments" as defined under Code Sec. 280G(b)(2) that the Employee receives on account of the Change in Control.


     The amount payable under this Section 3 shall be paid either (i) in one lump sum within ten days of the later of the date of the Change in Control and the Employee's last day of employment with the Bank or the Company or successor thereto, or (ii) if prior to the date which is 90 days before the date on which a Change in Control occurs, the Employee filed a duly executed irrevocable written election in the form attached hereto as Exhibit "A", payment of such amount shall be made according to the elected schedule. Deferred amounts shall bear interest from the date on which they would otherwise be payable until the date paid at a rate equal to 120% of the applicable federal rate, compounded semiannually, as determined under Code Section 1274(d) and the regulations thereunder.


     In the event that the Employee, Bank, and the Company agree that the Employee has collected an amount exceeding the Code ss.280G Maximum, the parties may jointly agree in writing that such excess shall be treated as a loan ab initio which the Employee shall repay to the Bank, on terms and conditions mutually agreeable to the parties, together with interest at the applicable federal rate provided for in Section 7872(f)(2)(B) of the Code.


     4.   Funding of Grantor Trust upon Change in Control
          -----------------------------------------------

     Not later than ten business days after the last day of the Employee's employment with Bank or the Company, the Bank shall (i) deposit in a Trust the amount of the severance benefit specified in Section 3, unless the Employee has previously provided a written release of any claims under this Agreement, and
(ii) provide the trustee of the Trust with a written direction to hold said amount and any investment return thereon in a segregated account for the benefit of the Employee, and to follow the procedures set forth in the next paragraph as to the payment of such amounts from the Trust. Upon the earlier of the Trust's final payment of all amounts due under the following paragraph or the Anniversary Date, the trustee of the Trust shall pay to the Bank the entire balance remaining in the segregated account maintained for the benefit of the Employee. The Employee shall thereafter have no further interest in the Trust.


     During the 12-consecutive month period after consummation of a Change in Control, the Employee may provide the trustee of the Trust with a written notice requesting that the trustee pay to the Employee an amount designated in the notice as being payable pursuant to this Agreement. Within three business days after receiving said notice, the trustee of the Trust shall send a copy of the notice to the Bank via overnight and registered mail return receipt requested. On the tenth (10th) business day after mailing said notice to the Bank, the trustee of the Trust shall pay the Employee the amount designated therein in immediately available funds, unless prior thereto the Bank provides the trustee with a written notice directing the trustee to withhold such payment. In the latter event, the trustee shall submit the dispute to non-appealable binding arbitration for a determination of the amount payable to the Employee pursuant to this Agreement, and the costs of such arbitration shall be paid by the Bank. The trustee shall choose the arbitrator to settle the dispute, and such arbitrator shall be bound by the rules of the American Arbitration Association in making his or her determination. The parties and the trustee shall be bound by the results of the arbitration and, within three days of the determination by the arbitrator, the trustee shall pay from the Trust the amounts required to be paid to the Employee and/or the Bank, and in no event shall the trustee be liable to either party for making the payments as determined by the arbitrator.

     5.   Covenant Not to Compete.
          ------------------------

     If the Employee voluntarily terminates employment for any reason within thirty (30) days of the date of a Change in Control or for Good Reason within twelve (12) months of the date of a Change of Control, or is terminated without Just Cause within twelve (12) months of the date of the date of a Change in Control, the Company shall pay, if not paid by the Bank pursuant to this Agreement, the Employee an amount equal to the Employee's annual base compensation in effect on the date of the Change in Control. Such sum shall be paid in one lump sum within ten (10) days of the Employee's last day of employment with the Bank or successor thereto. In consideration of the payments to be made to her under this Section 5, the Employee agrees as follows:


     (i) The parties recognize that the Employee's reputation and business and personal relationships are of significant benefit to the Company and the Bank. The parties further recognize that the Company and the Bank are in direct competition with certain banks and other similar institutions. Therefore, the Employee agrees that for a period of twelve (12) months following her termination of employment she will not accept employment or serve in any capacity with any bank, savings bank or savings and loan association, the deposits or accounts or shares of which are insured by the Federal Deposit Insurance Corporation or credit union, the deposits or accounts or shares of which are insured by the National Credit Union Administration, or any holding company for such bank, savings bank, savings and loan association or credit union or other entity controlling, controlled by or under common control with such financial institution at a principal place of employment within the following Arkansas counties: Ouachita, Union and Columbia.


     (ii) For a period of one (1) year following her termination of employment, the Employee will not solicit or induce any person who is an employee of the Company or the Bank, or any entity controlling, controlled by or under common control with the Company or the Bank, or any successor to either, or any person who was such on the date of her termination of employment, to become employed by any other person or entity or approach any such employee for such purpose or authorize or knowingly approve the taking of such actions by other persons.


     (iii) The Employee acknowledges that during the course of her employment with the Bank she has and will continue to receive, obtain or become aware of, and will have access to proprietary information, lists and records of customers and trade secrets which are the property of the Company or the Bank which are not known by competitors or generally by the public ("Proprietary Information") and recognizes that such Proprietary Information to be valuable and unique assets of the Company or the Bank, as the case may be. For a period of three (3) years following her termination of employment, the Employee agrees to hold the Proprietary Information in the strictest confidence and agrees not to use or disclose any Proprietary Information, directly or indirectly, at any time for any purpose, or to use for the Employee's benefit or the benefit of any person, firm, corporation or other entity (other than the Company or the Bank or an affiliate of or successor to either), any Proprietary Information, and to use Employee's best efforts to prevent such prohibited use or disclosure by any other persons.

     (iv) The Employee hereby acknowledges that her duties and responsibilities under this Section 5 are unique and that irreparable injury may result to the Company and the Bank, or an affiliate of or successor to either, in the event of a breach of the terms and conditions of this Section 5, which may be difficult to ascertain, and that the award of damages would not be adequate relief to the Company or the Bank or affiliate or successor. The Employee therefore agrees that in the event of her breach of any of the terms or conditions of this
Section 5, the Company and the Bank or their successors shall have the right, without posting any bond or other security, to preliminary and permanent injunctive relief as well as damages and an equitable accounting of all earnings, profits and other benefits arising from such violation, which rights shall be cumulative and in addition to any other rights or remedies in law or equity to which they may be entitled against the Employee. If at the time of the enforcement of any provision of this Section 5 a court shall hold that the period or scope of the provisions thereof are unreasonable under the circumstances then existing, the parties hereby agree that the maximum period or scope under the circumstances shall be substituted for the period or scope stated in such provision.

     6.   Term of the Agreement.
          ----------------------

     This Agreement shall remain in effect for the period commencing on the Effective Date and ending on the earlier of (i) the date 36 months after the Effective Date, and (ii) the date on which the Employee's employment with the Bank terminates; provided that the Employee's rights hereunder shall continue following the termination of her employment with the Bank or the Company under any of the circumstances described in Section 2 hereof. Additionally, on each annual anniversary date from the Effective Date, the term of this Agreement shall be extended for an additional one-year period beyond the then effective expiration date provided the Board of Directors of the Bank and the Company determine in duly adopted resolutions that the performance of the Employee has met the requirements and standards of the respective boards, and that this Agreement shall be extended.


     7.   Termination or Suspension Under Federal Law.
          --------------------------------------------

     Notwithstanding any other provision of this Agreement to the contrary:


     (a) Notwithstanding the foregoing, but only to the extent required under federal banking law, the benefits payable hereunder to the Employee shall be reduced to the extent that either (A) the present value of such benefits exceeds the limitations set forth in Regulatory Bulletin 27a of the Office of Thrift Supervision ("OTS"), as in effect on the Effective Date, or (B) such reduction is necessary to avoid subjecting the Bank or the Company to loss of any deductions pursuant to Section 280G of the Internal Revenue Code of 1986, as amended.

     (b) The Employee shall have no right to receive compensation or other benefits for any period after termination for Just Case.


     (c) Any payments made to the Employee pursuant to this Agreement, or otherwise, are subject to and conditioned upon their compliance with 12 U.S.C.
Section 1828(k) and any regulations promulgated thereunder.


     (d) If the Employee is removed and/or permanently prohibited from participating in the conduct of the Bank's affairs by an order issued under Sections 8(e)(4) or 8(g)(1) of the Federal Deposit Insurance Act ("FDIA") (12 U.S.C. 1818(e)(4) or (g)(1)), all obligations of the Bank under this Agreement shall terminate, as of the effective date of the order, but the vested rights of the parties shall not be affected.


     (e) If the Bank is in default (as defined in Section 3(x)(1) of FDIA), all obligations under this Agreement shall terminate as of the date of default; however, this Paragraph shall not affect the vested rights of the parties.


     (f) If a notice served under Section 8(e)(3) or (g)(1) of the FDIA (12 U.S.C. 1818(e)(3) and (g)(1)) suspends and/or temporarily prohibits the Employee from participating in the conduct of the Bank's affairs, the Bank's obligations under this Agreement shall be suspended as of the date of such service, unless stayed by appropriate proceedings. If the charges in the notice are dismissed, the Bank may in its discretion (i) pay the Employee all or part of the compensation withheld while its contract obligations were suspended, and (ii) reinstate (in whole or in part) any of its obligations which were suspended. However, this paragraph shall not affect the vested rights of the parties.


     (g) All obligations under this Agreement shall be terminated, except to the extent determined that continuation of this Agreement is necessary for the continued operation of the Bank: (A) by the Director of the OTS or her other designee, at the time the Federal Deposit Insurance Corporation enters into an agreement to provide assistance to or on behalf of the Bank under the authority contained in section 13(c) of the FDIA; or (B) by the Director of the OTS or her designee, at the time the Director or her designee approves a supervisory merger to resolve problems related to operation of the Bank or when the Bank is determined by the Director to be in an unsafe or unsound condition. Any rights of the parties that have already vested, however, shall not be affected by such action.


     8.   Expense Reimbursement.
          ----------------------

     In the event that any dispute arises between the Employee and the Bank or the Company as to the terms or interpretation of this Agreement, whether instituted by formal legal proceedings or otherwise, including any action that the Employee takes to enforce the terms of this Agreement or to defend against any action taken by the Bank or the Company, the Employee shall be reimbursed for all costs and expenses, including reasonable attorneys' fees, arising from such dispute, proceedings or actions, provided that the Employee shall obtain a final judgement in favor of the Employee in a court of competent jurisdiction or in binding arbitration under the rules of the American Arbitration Association. Such reimbursement shall be paid within ten (10) days of Employee's furnishing to the Bank and the Company written evidence, which may be in the form, among other things, of a cancelled check or receipt, of any costs or expenses incurred by the Employee.


     9.   Successors and Assigns.
          -----------------------

     (a) This Agreement shall inure to the benefit of and be binding upon any corporate or other successor of the Bank or Company which shall acquire, directly or indirectly, by merger, consolidation, purchase or otherwise, all or substantially all of the assets or stock of the Bank or Company.


     (b) Since the Bank is contracting for the unique and personal skills of the Employee, the Employee shall be precluded from assigning or delegating her rights or duties hereunder without first obtaining the written consent of the Bank.


     10.  Consideration from Company: Joint and Several Liability.
          --------------------------------------------------------

     In the event that the Bank does not pay the benefits due to the Employee under Section 3 of this Agreement, the Company hereby agrees that to the extent permitted by law, it shall be jointly and severally liable with the Bank for the payment of all amounts due under this Agreement.


     11.  Amendments.
          -----------

     No amendments or additions to this Agreement shall be binding unless made in writing and signed by all of the parties, except as herein otherwise specifically provided.


     12.  Applicable Law.
          ---------------

     Except to the extent preempted by Federal law, the laws of the State of Arkansas shall govern this Agreement in all respects, whether as to its validity, construction, capacity, performance or otherwise.

     13.  Tax Withholding.
          ----------------

     The Company or the Bank may withhold all Federal and state income or other taxes from any amount payable under this Agreement.


     14.  Severability.
          -------------

     The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.


     15.  Entire Agreement.
          -----------------

     This Agreement, together with any understanding or modifications thereof as agreed to in writing by the parties, shall constitute the entire agreement between the parties hereto.


     IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first hereinabove written.



ATTEST:                                  HEARTLAND COMMUNITY BANK


/s/ Paula J. Bergstrom                   By:/s/ Vida H. Lampkin
------------------------------------        -----------------------------------
Secretary                                   Its Chairman of the Board



ATTEST:                                  HCB BANCSHARES, INC.


/s/ Paula J. Bergstrom                   By:/s/ Vida H. Lampkin
------------------------------------        -----------------------------------
Secretary                                   Its Chairman of the Board



WITNESS:                                 EMPLOYEE


/s/ Kelly Carman                         By:/s/ Paula J. Bergstrom
------------------------------------        -----------------------------------
Secretary                                   Paula J. Bergstrom